CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Aptus January Deep Buffer ETF, Aptus April Deep Buffer ETF, Aptus July Deep Buffer ETF, and Aptus October Deep Buffer ETF, each a series of ETF Series Solutions, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
April 17, 2026